Exhibit 99.1

FTE Networks Reports Second Quarter 2018 Results

Revenue Increases 63.4% to $86.4 Million (Y-O-Y pro forma), Adjusted EBITDA of $7.6 Million

Company Reiterates 2018 Guidance

NAPLES, Fla., August 15, 2018 — FTE Networks, Inc. (NYSE American: FTNW) (“FTE” or the “Company”), a leading provider of innovative technology-oriented solutions for smart platforms, network infrastructure and intelligent buildings, announced today its financial results for the three-month period ended June 30, 2018.

Quarterly and year to date operational and financial highlights provide confidence that the backlog and visibility into a growing pipeline of opportunities are continuing to support the Company’s full year guidance. The Company’s cash flow from operations continues to strengthen, enabling it to continue to invest in its technology segment.

Operational Highlights

●	Announced new infrastructure and technology expansion projects valued at approximately $240.5 million year-to-date, as of June 30, 2018, in the month of July the Company added $61.4 million.

●	Achieved a combined backlog of approximately $322 million as of June 30, 2018. Backlog as of July 31, 2018 is $396 million. The Company continues to add new contracts awards to the backlog month over month.

●	Achieved positive cash flow from operations (CFO) during the second quarter of $2.7 million due to better management of working capital.

●	Announced that one of the largest global commercial real estate firms has named CrossLayer as a key technology service provider to bring advanced network solutions to hundreds of commercial buildings across the United States.

●	As a result of the above strategic partnership, as well as others, the Company’s technology segment continues to experience a large and growing pipeline.

●	The Company’s infrastructure segment was awarded a contract expanding its Inside Plant (ISP) line of business footprint in five markets. FTE was awarded the contract by a Fortune 100 global telecommunications company due to FTE’s consistent high-quality work performance.

Financial Highlights for the Second Quarter of 2018

●	Total revenue of $86.4 million, up 63.4%, compared to pro forma total revenue of $52.9 million for the quarter ended June 30, 2017, as the Benchmark acquisition was not finalized until April 21, 2017.

●	Gross margin was 16.2%, compared to 16.3% on a pro forma basis in the second quarter of 2017.

●	Cash Flow from Operations (CFO) was a positive $2.7 million during the quarter, improving from a negative $1.3 million in the first quarter of this year

●	Adjusted EBITDA of $7.6 million, representing an Adjusted EBITDA margin of 8.8%, compared to pro forma Adjusted EBITDA of $2.3 million in the second quarter of 2017.

●	Adjusted EPS of ($0.22) per share. This compares to a pro forma adjusted EPS of ($0.04) per share in the second quarter of 2017.

Reiterating Financial Guidance for 2018

Based on results year to date, the Company is reiterating its previously issued financial guidance for 2018. Expectations remain as follows:

●	Net revenue of $350 million

●	Adjusted EBITDA of $30 million

●	Buildings on-net, 30

Management Commentary

“Our second quarter was highlighted by excellent execution overall, as we again experienced strong year-over-year revenue growth on a pro forma basis and posted positive cash flow from operations,” noted Michael Palleschi, President and Chief Executive Officer of FTE. “Due to the strength of our infrastructure segment, led by Benchmark, we were able to simultaneously invest in the technology segment and comfortably service our debt. The infrastructure segment also plays an important role as it enables us to market the CrossLayer solution to a large and established client base.”

Palleschi also stated, “The technology segment, led by our CrossLayer solution, continued to gain momentum as the market realizes that this technology enables clients to share in the success of an owned or managed commercial building. It helps create additional revenue opportunities that were previously lost via a carrier-grade in-building technology solution. Although the actual revenue impact in the 2nd quarter may have been inconsequential in relation to the contribution made by the infrastructure segment, business is progressing well, and we should begin to experience accelerating growth throughout the 2nd half of the year. We believe the Company will enjoy increasing operating margins as revenue ramps up in the technology segment.”

“We are reiterating our revenue, adjusted EBITDA and buildings on net goals for 2018 and remain confident that our backlog and visibility into a growing pipeline of opportunities will facilitate the above results. The entire team is excited about the long-term opportunity and focused on creating shareholder value.”

Second Quarter 2018 Financial Results

Total revenue for the second quarter of 2018 was $86.4 million. For the six months ending June 30th, 2018, total revenue was $171.5 million.

Consolidated gross margin was 16.2%, compared to pro forma gross margin of 16.3% for the second quarter 2017.

Operating expenses for the second quarter 2018 were $13.6 million, compared to pro forma operating expenses of $10.6 million in the second quarter of 2017. The increase in operating expenses is primarily attributable to continued investment and growth in technology segment leading to higher compensation and S,G &A expenses.

Operating Income was approximately $0.3 million in second quarter of 2018, which included approximately $2.4 million in one-time expenses, compared to the prior-year quarter pro forma Operating Income of $1.3 million, which included approximately $1.8 million in one-time expenses.

Other expense for the second quarter of 2018 totaled $14.0 million, compared to $2.7 million on a pro forma basis in the second quarter of 2017. The increase is primarily attributable to one-time costs such as the amortization of deferred financing costs and debt discounts, as well as other financing costs.

On a GAAP-basis, net loss was approximately $13.5 million, or $2.25 per share, for the three-months ended June 30, 2018, compared to a loss of $5.1 million, or $0.98 per share, for the period ending June 30, 2017.

On a non-GAAP basis, net income was approximately $(1.6) million, or $0.22 per share, for the three-months ended June 30, 2018 (see reconciliation table below) compared to a gain of $0.1 million or $0.04 per share during the same period in 2017.

Adjusted EBITDA was $7.6 million for the three-months ended June 30, 2018.*

As of June 30, 2018, combined backlog totaled approximately $322.0 million.

As of June 30, 2018, FTE had $12.9 million in cash and working capital of negative $34.7 million.

Conference Call and Webcast Information

As previously announced, Michael Palleschi, Chief Executive Officer, and David Lethem, Chief Financial Officer, will host a conference call to review the Company’s second quarter 2018 results, followed by a brief question and answer period. Please submit questions prior to the call to Ted Haberfield by email at thaberfield@mzgroup.us before 1:30pm ET.

The dial-in information for the conference call is as follows:

Date:	Tuesday, August 21, 2018
Time:	4:30 p.m. EDT
U.S. Toll-Free dial-in number:	1-877-407-9716
International dial-in number:	1-201-493-6779

The conference call will also be available via live audio webcast, which can be accessed through the events section of the Investor Relations section of the Company’s website at https://ir.ftenet.com/news-events or at http://public.viavid.com/index.php?id=130868. Please allow extra time prior to the call to Auvisit the site and download any necessary software to listen to the live broadcast.

Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through September 5, 2018, at 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 13682232.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTNW”), FTE Networks, Inc. (“FTNW”) is a leading provider of innovation technology. We enable adaptive and efficient smart network connectivity platforms, infrastructure and buildings. FTE provides end-to-end design, build, and support solutions for state-of-the-art networks, data centers, residential and commercial properties. We create transformative smart platforms and buildings. FTE’s services are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of leading edge projects and services. The Company works with Fortune 100/500 companies, including some of the world’s leading Telecommunications and IT Services Providers as well as REITs and Media Providers.

(*) Use of Non-GAAP Financial Information

The Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to and not as a substitute for the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures:

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by FTE Networks as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash, stock-based compensation expense, and if applicable in a reporting period (v) acquisition related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months ended June 30
	2018	2017
Net Income (Loss) (GAAP)	$(13,558,014)	$(5,092,607)
Adjustments to Net Income (Loss):
Interest expense	2,889,156	1,793,257
Income tax expense (benefit)	(107,677)	121,024
Amortization	10,586,638	3,400,199
Depreciation	176,204	241,394
Financing costs	6,214,050
Acquisition related costs	32,673	1,408,976
EBITDA	6,233,030	1,872,243
Further Adjustments to EBITDA:
Non-cash stock based expense	1,334,830	459,872
Adjusted EBITDA (non-GAAP)	$7,567,860	$2,332,115

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by FTE Networks as Adjusted Net Income divided by Adjusted Diluted Shares outstanding. Adjusted Diluted Shares outstanding is the sum of Diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any warrants that would be outstanding as dilutive instruments using the treasury stock method.

Reconciliation of GAAP Net Income Available to Common Stockholders to Non-GAAP Adjusted Net Income and GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share

(Unaudited, in thousands)

	For the Three Months ended
	June 30,
	2018	2017
Net income (loss) attributable to common stockholders (GAAP)	$(13,577,905)	$(5,112,498)
Adjustments to Net Income (Loss):
Amortization	10,586,638	3,400,199
Deemed dividends on preferred stock	19,891	19,891
Non-cash stock based expenses	1,334,830	459,872
Acquisition related costs	32,673	1,408,976
Adjusted net income (non-GAAP)	$(1,603,873)	$176,440

Net income (loss) per common share (GAAP)
Diluted EPS	$(1.83)	$(1.02)
Adjustments to diluted loss per share:
Amortization of intangibles	1.43	0.68
Non-cash stock based compensation expenses	0.18	0.09
Acquisition related costs	0.00	0.28
Deemed dividends on preferred stock	0.00	0.00
Impact of including warrants in Adj. Diluted Shares	0.00	0
Adjusted Diluted EPS (non-GAAP)	(0.22)	0.04

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	7,401,658	4,989,451
Warrants not included in GAAP Diluted Shares (using treasury stock method)	-	-
Weighted Avg. Preferred Shares (as converted)	-	-
Adjusted Diluted Shares outstanding (non-GAAP)	7,401,658	4,989,451

Basis for Non-GAAP Adjustments

FTE Networks’ basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

●	Amortization of intangible assets — The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset. FTE Networks excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre and post-acquisition.

●	Stock-based compensation expenses — As incentive for both employees and certain non-employees, from time to time shares of the Company’s common stock are issued by the Board of Directors. Without adjusting for these non-cash expenses, the Company believes it would be difficult to compare financial results from core operations across reporting periods on a consistent basis.

●	Deemed dividends on preferred stock — GAAP accounting for the structure of the Series A and Series A-1 Preferred Stock requires the Company to accrue a set dividend rate quarterly. Since such dividends are not paid in cash, the Company believes these non-cash expenses are not meaningful in evaluating the operating performance of the Company and it would be misleading to not adjust for such expenses across reporting periods.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “should,” “anticipate,” “enables,”, “expectations,” “excited,”“opportunity,” “confident,” “goal,” “gain,” “momentum,” and similar references to future periods. Examples of forward-looking statements in this release may include, without limitation, statements, approximations, and forecasts FTE makes regarding previously issued financial guidance for 2018; the Company’s future revenue and operating performance and growth expectations for its infrastructure and technology segments; market demand for the FTE’s services; and other matters that involve known or unknown risks, uncertainties and other factors that may cause FTE’s results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on FTE’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, approximations, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of FTE’s control, such as changing market conditions for FTE’s services and the risk that FTE fails to capitalize on its strategic initiatives. These risk factors and others are included from time to time in documents FTE files with the Securities and Exchange Commission, including but not limited to, its Form 10-K’s, Form 10-Q’s and Form 8-K’s. FTE’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by FTE in this release is based only on information currently available to it and speaks only as of the date on which it is made. FTE undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Investor Contact:

Ted Haberfield

MZ Group North America

President
Phone: 760-755-2716

Email: thaberfield@mzgroup.us

Web: www.mzgroup.us